Exhibit 99.2

Investor Contact Helen M. Wilson Phone: (441) 299-9283 Fax: (441) 292-8675	This report is for informational purposes only. It should be read in conjunction with documents filed by ACE Limited with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q.
email: investorrelations@ace.bm	Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this document reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements.

For example, the Company’s forward-looking statements could be affected by the frequency of unpredictable catastrophic events, actual loss experience which differs from the Company’s assumptions, uncertainties in the reserving or settlement process, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, the amount and timing of reinsurance recoverable, credit developments among reinsurers, pricing and policy term trends and actual market conditions and developments, as well as management’s response to these factors, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, the Company’s quarterly reports on Form 10-Q and 10-Q/A, and in the Company’s earnings press releases, which are available on the Company’s website. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

ACE Limited 2004 Global Loss Triangles Global Loss Triangles Supplement Table of Contents

Contents

ACE Limited 2004 Global Loss Triangles Overview Executive Summary

This document forms the supplement to ACE’s release of its Global Loss Triangles (GLT) as at December 31, 2004. Last year we released the GLT for the first time with the purpose of providing the reader with the opportunity to use their own judgment with respect to certain areas of our reserves and also a greater insight into ACE’s business and overall reserve balance. As discussed later in this document, our reserving approach is a detailed ground-up process reflecting the scope and diversity of the products written by our various operations. In addition, the market has seen rapid changes in both rates and terms and conditions over the last few years. It is therefore difficult to prepare an aggregate disclosure that captures all of these aspects. However, we believe that with the requisite care and attention to analysis, the disclosure can be used to provide the reader with insight about ACE’s reserve position. To assist the reader with their analysis, we have provided guidance where possible in the document on key assumptions that should be considered when performing an analysis.

In compiling this year’s release we have followed essentially the same format as released last year but we have also made a number of changes to the data. These changes reflect actions from the recent restatement, re-classification of certain items to be excluded (most notably premiums, and to a much lesser extent losses), foreign exchange adjustments and considerable enhancements to the compilation process. Notable examples of the enhancements include the extensive work undertaken to improve the accident year resolution of the ACE Global Markets data and an expansion of the compilation process to include a greater volume of information within this release, most notably for the Overseas General segment. We believe that this year’s release is an improvement over last year’s release and that the changes are consistent with our commitment to leading our peer group in the pursuit of more transparent loss reserve disclosures

The GLT supplement is comprised of the following information:

•	For direct business – accident year (AY) triangles of a) net paid loss plus paid allocated loss adjustment expenses (ALAE) and b) net reported loss plus paid ALAE (i.e. excluding IBNR) for the ten calendar years ending December 31, 2004.

•	For reinsurance business – treaty year (TY) triangles of a) net paid loss plus paid ALAE and b) net reported loss plus paid ALAE (i.e. excluding IBNR) for the ten calendar years ending December 31, 2004.

•	Net earned premium for each of the ten accident/treaty years ending December 31, 2004.

The triangle data are provided in groupings under three of ACE’s four SEC reporting segments:

•	Insurance North American Segment

•	Workers Compensation (WC)

•	General Liability (GL)

•	Other Casualty

•	Non-Casualty

•	Insurance Overseas General Segment

•	Casualty

•	Non-Casualty

•	Personal Accident

•	Global Reinsurance Segment

•	Casualty

•	Non-Casualty

Furthermore, the GLT supplement also contains the following:

•	A reconciliation of the GLT reserve balances with ACE’s published GAAP reserve balance ending December 31, 2004.

•	A reconciliation of the current data to that contained in the previous release.

•	A discussion of some factors to consider when analyzing loss reserve triangles.

•	Commentary highlighting aspects of the GLT triangles and their interpretations.

•	Relevant discussion from our 2004 10-K/A addressing ACE’s reserving process.

Overview

ACE Limited 2004 Global Loss Triangles Overview Reconciliation of GLT with GAAP December 31, 2004 Balances

The net reserves (case plus IBNR) associated with the GLT can be reconciled back to ACE Limited’s December 31, 2004 closing GAAP P&C net reserve balance as follows:

($millions)
GAAP Net P&C Reserve Balance at December 31, 2004[1]	$17,517
Less: World Trade Center Reserve [2]	272
Financial Solutions [3]	2,121
Bad Debt	619
Unallocated Loss Adjustment Expense (ULAE)	635
Excluded Large Loss [4]	85
Commutation [5]	237
Other [6]	401
Plus: Recoveries from retroactive reinsurance contracts [7]	2,302

GLT Net Reserve Balance at December 31, 2004	$15,449

The GLT Net Reserve Balance can be split as follows:
Accident Years 1995 through 2004	$11,002
Accident Years 1994 and prior	4,447

$15,449

The triangles are constructed to exclude the effects of shifting exchange rates. Loss and ALAE data denominated in foreign currencies are converted to US dollars at December 2004 exchange rates.

1.	As restated per the announcement of July 21, 2005. The primary purpose of the restatement was to correct accounting treatment for eight transactions in the “non-traditional” or “finite risk” category. This amount is net of third party reinsurance recoveries of $14 billion.

As indicated above, certain blocks of loss and ALAE reserves were excluded for the following reasons:

2.	The paid and reported losses for WTC have been removed from the triangles to avoid projection distortions. The $272 million reserve balance for WTC is consistent with prior disclosures of $650 million net loss less $378 million paid as of December 31, 2004.
3.	With respect to the Financial Solutions business, traditional actuarial methods such as loss development triangles are inappropriate for evaluating reserves. The book is made up of a relatively small number of large heterogeneous accounts, each account having its own unique terms. As a result, each account is reviewed and reserved for individually.
4.	To avoid projection distortion, an integrated occurrence from a single insured has been removed from the 1995 and 1996 accident years of the Insurance North American General Liability triangle. The paid amounts as of December 31, 2004 are $81 million in 1995 and $3 million in 1996, while the reported amounts are $91 million and $78 million, respectively.
5.	The increases in loss reserves relating to a 2003 commutation have been excluded to avoid distorting the loss history.
6.	Includes blocks of reserves associated with prior years, or representing reserves for which loss development methods are not appropriate or other items.
7.	The Global Loss Triangles are presented gross of retroactive reinsurance, which is consistent with the US statutory Schedule P treatment. In general, these treaties tend to distort the net loss history and prevent a useful analysis. ACE does not utilize this type of reinsurance in the normal course of business. The retroactive treaties we have on our books relate to acquisitions made by ACE, and the majority of the expected recoveries relate to accident years 1994 and prior. As we have previously disclosed, $2.097 billion (or 91%) of the total retroactive recoveries relate to the NICO Brandywine cover, which was purchased at the time of ACE’s acquisition of the CIGNA P&C business. The remaining amount of $205 million relates to the ACE Westchester acquisition.

Reconciliation

ACE Limited 2004 Global Loss Triangles Overview Reconciliation to Previous Release

Having established a process for the release of the initial GLTs, we reviewed this process in detail as a prelude to the current release. Through this review we identified a number of opportunities to improve the quality and scope of the GLT.

The main enhancement has been on the Overseas General segment where we had previously excluded large pieces of ACE Global Markets (AGM) business due to the inability to extract complete historical information in the desired form. We now include all relevant business from AGM and additionally have enhanced the process we use to translate Gross Year of Account (YOA) data to Net Accident Year data. For this release we have been able to accurately allocate 80% of claims arising from Year of Account 2000 and onwards, using the actual date of loss. In addition on the largest claims (representing around 20% of claims) we have been able to perform a net-down that accurately reflects the impact of the reinsurance program relevant to each claim.

On the following pages we summarize the historical data changes by segment and accident/treaty year at December 31, 2003 for paid loss, reported loss & earned premium. We also attribute the overall movement to each source as listed below.

Insurance North American

A comparison of this year’s GLT with the previous release shows paid losses increased by under 1%, reported losses increased by 1% and premiums decreased by 4% across accident years 1995-2003 combined.

•	Restatement/Reclassification

Due to the recent restatement, the premium and losses no longer reflect the cessions for certain finite contracts and reclassification of certain premium and loss amounts for business excluded from the GLT disclosure.

•	Currency

Effect of restating historical values at December 2004 exchange rates

Insurance Overseas General

A comparison of this year’s GLT with the previous release shows paid losses increased by 42%, reported losses increased by 38% and premiums increased by 43% across accident years 1995-2003 combined. The majority of these changes relate to previously excluded classes being included for this release.

•	AGM Methodology

As described above a more detailed process was used this year to derive net AY data

•	Restatement/Reclassification

Due to the recent restatement, the premium and losses no longer reflect the cessions for certain finite contracts and the inclusion of the following classes;

AGM - Personal Accident, Energy, Property (All Years) and Casualty (AY 96 & prior)

ACE International - some discontinued lines and smaller countries.

•	Currency

Effect of restating historical values at December 2004 exchange rates

Global Re

A comparison of this year’s GLT with the previous release shows paid losses increased by 2% and reported losses increased by 1% over treaty years 1995-2003 combined. The comparison of the earned premium figures will show large increases as treaty years naturally advance towards being fully earned. Therefore we have not shown this comparison within the reconciliation schedules. On a minor note, we have changed the labeling of the two Global Re classes this year, but the composition of each has stayed the same.

•	Currency

Effect of restating historical values at December 2004 exchange rates

•	Miscellaneous

For future releases, we will continue to review the content and segmentation of the triangles to ensure that they provide a useful representation of our evolving business profile.

Reconciliation to Previous

ACE Limited 2004 Global Loss Triangles Insurance North American Workers Compensation Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	313,106	4,715	277	318,098
1996	247,534	27	360	247,922
1997	210,947	(2,842)	415	208,520
1998	243,969	11,736	385	256,089
1999	180,550	(1,937)	448	179,062
2000	154,389	(42,198)	344	112,536
2001	59,041	(0)	203	59,244
2002	76,748	0	55	76,804
2003	38,981	106	4	39,091

Total	1,525,266	(30,392)	2,492	1,497,366

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	352,118	4,714	297	357,130
1996	245,561	28	467	246,056
1997	245,856	4,250	429	250,535
1998	281,471	43,954	623	326,048
1999	216,983	3,943	608	221,534
2000	177,630	(42,198)	905	136,337
2001	70,100	12	597	70,709
2002	123,752	0	410	124,163
2003	100,170	103	214	100,487

Total	1,813,642	14,806	4,551	1,832,999

Net Earned Premium

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	500,005	0	362	500,367
1996	440,059	0	335	440,394
1997	409,510	8,248	321	418,079
1998	435,467	15,000	401	450,868
1999	332,714	14,786	452	347,951
2000	209,661	802	522	210,985
2001	272,925	(1,193)	759	272,491
2002	381,693	(6,315)	1,005	376,383
2003	577,172	37,958	1,341	616,471

Total	3,559,206	69,286	5,499	3,633,991

NA WC(R)

ACE Limited 2004 Global Loss Triangles Insurance North American General Liability Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	204,732	901	683	206,316
1996	230,746	(48)	1,603	232,302
1997	193,440	(924)	1,439	193,956
1998	218,726	1,415	982	221,123
1999	272,293	4,618	1,210	278,121
2000	235,368	96	856	236,320
2001	135,215	38	879	136,132
2002	111,345	(178)	325	111,492
2003	41,961	(0)	142	42,103

Total	1,643,827	5,919	8,119	1,657,865

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	260,235	899	706	261,841
1996	244,586	(47)	1,821	246,359
1997	217,928	13	1,491	219,432
1998	235,066	3,778	1,284	240,127
1999	305,985	9,535	1,824	317,345
2000	350,974	(403)	1,213	351,784
2001	253,219	(921)	1,842	254,139
2002	144,019	(1,232)	959	143,747
2003	76,531	(350)	614	76,795

Total	2,088,543	11,272	11,754	2,111,569

Net Earned Premium

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	630,995	(1,125)	2,190	632,061
1996	612,624	(2,028)	2,091	612,687
1997	529,832	2,245	2,158	534,235
1998	459,322	11,738	2,096	473,156
1999	393,026	72,504	1,883	467,414
2000	427,879	(40,288)	2,314	389,906
2001	572,303	(267,724)	2,781	307,359
2002	658,235	29,990	3,995	692,220
2003	1,429,871	(163,796)	6,103	1,272,178

Total	5,714,087	(358,482)	25,611	5,381,215

NA GL (R)

ACE Limited 2004 Global Loss Triangles Insurance North American Other Casualty Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	645,399	5	313	645,716
1996	728,116	1	248	728,364
1997	491,726	(2)	600	492,325
1998	558,519	36,542	763	595,824
1999	403,668	20,139	429	424,236
2000	423,460	4	471	423,935
2001	247,647	1,440	561	249,648
2002	179,196	(989)	456	178,663
2003	124,688	(2,762)	238	122,164

Total	3,802,419	54,378	4,078	3,860,875

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	653,097	4	320	653,421
1996	737,526	2	247	737,775
1997	514,862	6,862	606	522,330
1998	583,952	59,142	769	643,863
1999	442,838	13,306	453	456,596
2000	454,322	22	536	454,880
2001	286,009	1,351	1,072	288,432
2002	243,770	(1,466)	726	243,031
2003	195,731	(5,812)	748	190,667

Total	4,112,108	73,410	5,477	4,190,995

Net Earned Premium

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	994,785	(3,182)	365	991,968
1996	906,133	(947)	445	905,631
1997	737,334	11,702	633	749,668
1998	598,251	22,339	606	621,196
1999	918,732	(345,970)	542	573,303
2000	556,550	(80,163)	750	477,137
2001	503,634	(95,110)	890	409,414
2002	572,310	(23,989)	1,537	549,858
2003	849,132	(185,041)	2,476	666,567

Total	6,636,860	(700,361)	8,244	5,944,743

NA Other Cas (R)

ACE Limited 2004 Global Loss Triangles Insurance North American Non-Casualty Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	272,501	(766)	2,312	274,047
1996	262,729	(2,382)	2,016	262,363
1997	254,382	(2,573)	2,101	253,911
1998	368,112	(11,136)	6,498	363,474
1999	285,781	822	1,531	288,134
2000	395,738	(5,644)	3,180	393,274
2001	272,233	(6,983)	2,392	267,642
2002	401,283	(3,511)	1,187	398,959
2003	381,183	(652)	1,040	381,571

Total	2,893,943	(32,824)	22,257	2,883,375

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	272,766	(773)	2,312	274,305
1996	270,877	(2,380)	2,016	270,513
1997	251,286	(513)	2,060	252,833
1998	370,907	(11,763)	6,697	365,842
1999	286,359	4,441	1,483	292,283
2000	426,026	(5,507)	3,221	423,740
2001	302,005	(9,406)	2,781	295,381
2002	407,764	(1,241)	1,246	407,769
2003	466,750	1,008	1,795	469,553

Total	3,054,741	(26,133)	23,611	3,052,219

Net Earned Premium

Accident Year	Previous Release	Restatement/ Reclassification	Currency	Current Release
1995	423,857	5,106	5,252	434,215
1996	507,081	(1,662)	5,381	510,800
1997	525,072	1,159	3,859	530,090
1998	519,608	13,843	2,530	535,981
1999	503,846	11,476	2,022	517,344
2000	661,112	5,399	2,305	668,816
2001	623,325	(9,383)	4,371	618,312
2002	895,477	(95,375)	8,941	809,043
2003	880,353	191,704	8,668	1,080,725

Total	5,539,731	122,267	43,329	5,705,326

NA NC (R)

ACE Limited 2004 Global Loss Triangles Insurance Overseas General Casualty Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	258,992	0	322,660	20,655	602,307
1996	265,965	0	400,203	21,058	687,227
1997	636,420	(26,905)	2,412	24,613	636,540
1998	606,176	12,846	(602)	22,980	641,400
1999	571,754	5,365	734	25,811	603,663
2000	664,683	58,567	6,566	31,050	760,866
2001	562,590	(26,086)	9,509	25,213	571,227
2002	387,063	(5,207)	(3,222)	17,189	395,823
2003	187,656	(22,224)	(2,644)	8,626	171,413

Total	4,141,298	(3,644)	735,617	197,194	5,070,466

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	264,773	0	341,827	21,271	627,871
1996	272,760	0	434,698	21,719	729,177
1997	829,559	(160,987)	2,258	28,426	699,256
1998	727,873	(31,450)	(631)	25,848	721,639
1999	594,671	79,295	1,544	29,340	704,850
2000	863,381	26,592	40,717	40,713	971,402
2001	693,158	(34,104)	136,057	35,269	830,381
2002	625,698	(48,495)	14,622	29,026	620,851
2003	350,332	(18,428)	(5,958)	18,138	344,084

Total	5,222,205	(187,578)	965,133	249,750	6,249,511

Net Earned Premium

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	487,876	0	939,113	39,528	1,466,517
1996	503,078	0	921,288	40,627	1,464,992
1997	1,011,026	173,061	2,203	44,732	1,231,022
1998	949,935	122,471	381	44,467	1,117,254
1999	909,774	99,112	4,691	45,284	1,058,861
2000	984,206	107,280	23,991	50,084	1,165,561
2001	1,133,599	12,831	101,305	55,217	1,302,952
2002	1,394,816	(42,919)	78,130	74,841	1,504,868
2003	1,558,108	(22,215)	103,697	90,472	1,730,062

Total	8,932,418	449,621	2,174,799	485,251	12,042,089

OG Cas (R)

ACE Limited 2004 Global Loss Triangles Insurance Overseas General Non-Casualty Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	159,338	0	200,273	16,082	375,693
1996	145,620	0	176,626	15,212	337,458
1997	158,753	0	266,267	16,255	441,275
1998	299,644	0	219,203	22,895	541,742
1999	296,180	0	231,807	29,936	557,922
2000	337,542	0	232,140	34,697	604,378
2001	318,492	0	112,439	48,602	479,533
2002	256,995	0	75,649	26,917	359,562
2003	97,947	0	32,887	9,158	139,992

Total	2,070,512	0	1,547,290	219,753	3,837,555

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	159,863	0	203,042	16,138	379,043
1996	147,427	0	181,953	15,424	344,804
1997	162,745	0	283,679	16,699	463,123
1998	303,005	0	231,921	23,257	558,183
1999	304,434	0	240,409	30,866	575,710
2000	358,614	0	255,519	36,887	651,020
2001	351,863	0	124,154	53,668	529,684
2002	337,305	0	108,632	34,661	480,598
2003	298,823	0	71,390	27,922	398,135

Total	2,424,079	0	1,700,699	255,522	4,380,300

Net Earned Premium

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	330,275	0	470,391	33,789	834,455
1996	328,952	0	419,426	33,246	781,624
1997	339,137	0	382,035	32,634	753,807
1998	343,842	0	327,720	32,095	703,657
1999	349,188	0	252,879	31,607	633,674
2000	366,502	0	200,749	33,275	600,526
2001	393,521	0	240,930	36,908	671,358
2002	564,219	0	273,585	54,259	892,063
2003	766,792	0	425,783	71,546	1,264,121

Total	3,782,428	0	2,993,498	359,359	7,135,285

OG NC (R)

ACE Limited 2004 Global Loss Triangles Insurance Overseas General Personal Accident Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	150,736	0	45,669	13,039	209,444
1996	150,113	0	37,237	13,171	200,521
1997	166,991	0	43,858	14,423	225,272
1998	190,489	0	62,268	17,117	269,874
1999	176,806	0	62,407	15,903	255,116
2000	180,790	0	102,155	16,582	299,527
2001	219,610	0	28,801	22,119	270,530
2002	196,566	0	12,709	18,494	227,768
2003	115,310	0	2,256	10,648	128,214

Total	1,547,410	0	397,360	141,495	2,086,266

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	151,771	0	48,074	13,162	213,007
1996	152,519	0	39,760	13,394	205,673
1997	169,362	0	47,458	14,666	231,487
1998	193,379	0	68,007	17,398	278,784
1999	183,525	0	70,261	16,654	270,440
2000	192,767	0	113,570	17,870	324,207
2001	251,666	0	32,451	25,687	309,804
2002	259,285	0	18,544	24,973	302,802
2003	192,671	0	6,218	18,314	217,203

Total	1,746,946	0	444,344	162,117	2,353,407

Net Earned Premium

Accident Year	Previous Release	AGM Methodology	Restatement/ Reclassification	Currency	Current Release
1995	403,833	0	77,241	32,443	513,517
1996	426,573	0	68,758	34,161	529,491
1997	534,800	0	72,459	29,565	636,823
1998	474,808	0	91,459	37,911	604,179
1999	487,356	0	104,800	39,809	631,965
2000	486,930	0	89,478	41,555	617,963
2001	558,951	0	56,848	49,735	665,534
2002	662,451	0	50,609	60,654	773,713
2003	718,979	0	87,551	66,145	872,676

Total	4,754,681	0	699,204	391,976	5,845,861

OG PA (R)

ACE Limited 2004 Global Loss Triangles Global Re Property Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Treaty Year	Previous Release	Currency	Miscellaneous	Current Release
1995	69,314	1,974	0	71,288
1996	25,843	35	0	25,878
1997	17,564	376	0	17,940
1998	89,042	2,326	0	91,368
1999	47,990	3,603	0	51,593
2000	51,113	616	0	51,729
2001	55,746	150	0	55,897
2002	75,099	1,131	(1)	76,229
2003	30,370	0	(0)	30,370

Total	462,083	10,210	(1)	472,292

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Treaty Year	Previous Release	Currency	Miscellaneous	Current Release
1995	69,366	1,976	0	71,342
1996	25,978	36	0	26,014
1997	18,259	414	0	18,673
1998	89,721	2,359	0	92,080
1999	48,134	3,606	0	51,740
2000	50,447	616	(0)	51,063
2001	56,943	187	0	57,130
2002	116,337	1,747	(0)	118,083
2003	61,749	(5,218)	(5)	56,526

Total	536,933	5,722	(5)	542,650

GR Prop(R)

ACE Limited 2004 Global Loss Triangles Global Re Non-Property Reconciliation to Previous Release In $US thousands

Cumulative Paid Loss + Paid ALAE at December 31, 2003

Treaty Year	Previous Release	Currency	Miscellaneous	Current Release
1995	0	0	0	0
1996	0	0	0	0
1997	0	0	0	0
1998	0	0	0	0
1999	0	0	0	0
2000	13,761	0	0	13,762
2001	23,691	0	(1,234)	22,457
2002	14,977	0	(0)	14,976
2003	4,268	0	0	4,268

Total	56,697	0	(1,233)	55,464

Cumulative Reported Loss + Paid ALAE at December 31, 2003

Treaty Year	Previous Release	Currency	Miscellaneous	Current Release
1995	0	0	0	0
1996	0	0	0	0
1997	0	0	0	0
1998	0	0	0	0
1999	0	0	0	0
2000	20,026	0	0	20,027
2001	38,016	0	(1,327)	36,689
2002	37,259	0	1	37,260
2003	19,537	0	6	19,543

Total	114,838	0	(1,320)	113,518

GR NProp(R)

ACE Limited 2004 Global Loss Triangles Overview Reserve Evaluation Considerations

We have actuarial staff in each of our operating segments who track insurance reserves and regularly evaluate the levels of loss reserves, taking into consideration factors that may impact the ultimate loss reserves. This is accomplished not only by employing a variety of actuarial methods, but also by applying judgment to help quantify the impact of these variables.

Considerable caution should be used when attempting to analyze reserve adequacy based on aggregated triangles. It is rare that the data is so consistent, homogeneous, and static that a valid analysis is possible without exercising substantial judgment. Results can be distorted by both industry-wide and company-specific factors. Below is a non-exhaustive list of possible pitfalls:

•	Many methods for judging reserve adequacy (e.g. Stanard-Buhlmann, Least Squares) assume that expected loss ratios (ELRs) do not change over time. In fact, ELRs can change substantially from year to year due to many reasons (e.g. change in rates, change in mix of business, etc.). In recent years, a hard market has produced higher rates and more restrictive terms and conditions for most lines, which should result in lower ELRs. If these rate changes are not taken into consideration, indicated reserves will most likely be overstated, or explained another way, misleading reserve deficiencies may be indicated. While we consider ACE’s actual rate change information to be proprietary, there are a number of public sources that can be used as a proxy to adjust loss ratios to a more appropriate level. These sources include, but are not limited to, the Council of Insurance Agents & Brokers (CIAB) Commercial Insurance Lines survey, Lloyd’s of London Premium Rating Index, and Tillinghast-Towers Perrin Directors & Officers Liability Survey.

•	Changes in inflation rates distort any reserve analysis based on loss triangles. If expected future inflation is lower (higher) than historical inflation rates, needed reserves may be overstated (understated) as a result, and appropriate adjustments should be made. If inflation rates are stable, no adjustment may be required.

•	Many other changes and distortions (e.g. change in reinsurance structure, large losses, change in settlement rates, etc.) can skew the results of a reserve analysis based on aggregated triangles. These distortions are not always easily corrected for, but we have attempted to identify and quantify them wherever possible.

•	Loss development methods can be particularly volatile at the first and second evaluation points, especially for longer-tailed lines. In those situations, we would recommend relying on an expected loss technique. One expected loss technique not addressed in Feldblum’s paper (see below) is the Bornhuetter-Ferguson method, which can be modified to incorporate information on changing premium rates in an analysis of reserve adequacy.

There are a number of valid prospective tests of reserve adequacy that can be performed based on consolidated triangles. One excellent source of information on the various methods is Completing and Using Schedule P by Sholom Feldblum (1) . It is strongly recommended that anyone attempting to analyze reserves presented in loss triangles be familiar with the methods detailed in the section entitled “Loss Reserve Adequacy Testing – Prospective Valuation.”

(1) Publicly available on the Casualty Actuarial Society’s web site at the following address http://www.casact.org/pubs/forum/02fforum/02ff353.pdf

Considerations

ACE Limited 2004 Global Loss Triangles Highlights - Insurance North American Segment

Insurance North American Segment

The Insurance North American segment covers business written by ACE USA (including business written in other ACE entities but managed by ACE USA), ACE Westchester Specialty, ACE Canada, and ACE Bermuda. A significant portion of ACE Bermuda’s exposure is from the US, though a portion does reside in Europe.

There are three important points with regards to the “Prior” line. First, the “Prior” line shown here is gross of retroactive reinsurance (NICO treaties). Second, it would be incorrect to apply a single loss development factor to the “Prior” line, as it does not represent a single accident year but the total activity in accident years 1994 and prior. Third, nearly all of ACE’s Asbestos and Environmental exposure is contained in the “Prior” line of the General Liability triangles. Development factors derived from loss triangles are inappropriate for analysis of this exposure.

Contained in the triangles are a few instances of modest negative case reserves (calculated by taking the difference between the reported and paid at a given development age for a particular accident year). This is typically due to either salvage and subrogation or timing differences associated primarily with ceded reinsurance. For Workers Compensation and other Casualty lines, it will usually be the latter. For Non-Casualty lines, it tends to be the former. In our view, these negative case reserves will not significantly distort an analysis nor detract from the usefulness of the information provided.

Insurance North American – Workers Compensation

The US Statutory Schedule P filings for Workers Compensation (WC) only show a portion of ACE’s total WC business due to an internal reinsurance transaction between the ACE American Pool and another ACE entity. Under this transaction 100% of the outstanding liabilities for the 2000 and prior accident years and 100% of any future development (net of third party reinsurance) was ceded outside the ACE American Pool. The WC triangle shown in this supplement includes the business ceded through this contract and as such gives a more complete representation of the WC business written by ACE’s US based direct operations.

The WC line has experienced shifts in mix by business type during the ten year experience period included in the loss triangles. In the 1995 through 1999 years, guaranteed cost policies and first dollar loss sensitive products made up a large portion of the portfolio. The paid and incurred losses for this time period should experience development consistent with industry patterns.

Beginning with the 2000 accident year, the mix shifted largely to risk management accounts with high deductible programs where the excess of deductible losses were mostly reinsured to third parties. Under high deductible programs, net losses are excess and therefore would tend to have longer development patterns than primary or first dollar losses. Premiums for risk management accounts include significant loadings for administrative expenses and unallocated loss expenses. As a result, the loss component of the net premium is much lower than primary or guaranteed cost policies making loss projection methods that rely on expected loss ratios based on industry experience (or prior year loss ratios) inappropriate.

In 2003, the majority of the WC business was still written on large deductible policies though less reinsurance was purchased. In 2004, large deductible policies still dominated the workers compensation portfolio however there was strong growth in first dollar guaranteed cost business.

Insurance North American – General Liability

The triangles consist of Primary General Liability, Excess Liability, Professional Liability, and Products Liability. The Primary General Liability and US Excess Liability are written on an occurrence basis and represent the largest part, while the Professional Liability and Bermuda Excess Liability are written on a claims made basis. Given the recent hard market in Professional Liability, each of the four entities has grown its Professional Liability book over recent years.

Furthermore, the underwriting cycle has been particularly pronounced for Professional Liability, with a soft market throughout the late 1990’s and into 2001, followed by a significant hardening. These changes in price adequacy should be incorporated into any analysis of reserve levels.

ACE Bermuda writes on a “claims first reported” form which means that coverage is triggered when news of a potential claim is received, potentially well in advance of a claim being filed. In addition, Bermuda typically writes at high attachment points, particularly on its Excess Liability book.

Finally, in ACE’s US statutory Schedule P, Warranty business appears in Other Liability – Occurrence. However, Warranty claims are settled quickly, and case reserves are generally not established. This makes it very different from the other business included in the Other Liability line. Warranty products are multi-year contracts, and rather than establish IBNR reserves for future claims, premium earnings are deferred over the life of the contracts and an unearned premium reserve is held which is reviewed and tested for adequacy (this is consistent with industry practice). Therefore, we have removed data associated with Warranty business from the triangles. This exclusion has also been applied in the Overseas General segment.

Insurance North American – Other Casualty

These triangles consist of the non-WC and non-GL long tailed business. The lines included are Auto Liability, Commercial Multi-Peril, Political Risk, Marine, and Aviation. The last two lines are the main components of the Special Liability line in ACE’s US Schedule P.

Insurance North American – Non-Casualty

The vast majority of business in this triangle consists of Property exposures. In addition, there is Auto Physical Damage, Fidelity and Surety, and the “Other” line from ACE’s US annual statement, which includes Personal Accident exposure.

Highlights NA

ACE Limited 2004 Global Loss Triangles Insurance North American Workers Compensation As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	0	273,445	522,768	723,892	894,809	1,055,224	1,163,285	1,274,108	1,365,221	1,455,767
1995	91,651	195,434	236,018	273,071	287,561	300,865	312,490	314,018	318,098	319,133
1996	45,160	91,727	114,961	152,358	187,767	209,904	230,866	247,922	261,372
1997	57,285	108,553	147,874	171,063	186,949	200,390	208,520	213,265
1998	67,051	146,424	182,542	216,480	237,970	256,089	268,150
1999	37,504	82,491	124,127	155,941	179,062	193,173
2000	28,329	48,636	105,291	112,536	119,314
2001	15,658	41,510	59,244	75,260
2002	27,783	76,804	88,735
2003	39,091	58,804
2004	70,045

Reported Loss + Paid ALAE Triangle
	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	1,585,212	1,681,015	1,827,385	1,936,056	2,052,280	2,089,454	2,122,289	2,285,922	2,358,383	2,485,947
1995	176,749	263,979	291,182	320,265	338,297	344,747	354,596	356,262	357,130	357,495
1996	90,312	129,518	142,202	158,158	181,837	201,504	237,966	246,056	246,766
1997	126,468	181,078	207,614	223,294	234,839	246,125	250,535	253,181
1998	147,711	232,256	259,434	285,628	310,933	326,048	329,208
1999	92,696	135,204	161,084	201,324	221,534	226,310
2000	38,655	81,080	132,587	136,337	134,073
2001	29,314	61,633	70,709	83,947
2002	55,829	124,162	128,191
2003	100,487	115,207
2004	162,638

Net Earned Premium

Accident Year	NEP
1995	500,367
1996	440,394
1997	418,079
1998	450,868
1999	347,951
2000	210,985
2001	272,491
2002	376,383
2003	616,471
2004	907,641

NA WC

ACE Limited 2004 Global Loss Triangles Insurance North American General Liability As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	0	574,241	1,324,849	1,990,227	2,836,526	3,322,427	3,627,815	3,901,504	4,216,970	4,444,911
1995	24,613	79,662	108,834	134,016	163,599	188,290	203,070	209,914	206,316	211,429
1996	10,573	45,719	87,763	134,029	175,107	195,408	214,931	232,302	239,179
1997	7,440	46,189	79,990	107,634	137,239	168,675	193,956	222,769
1998	13,142	50,869	132,182	183,642	175,371	221,123	221,936
1999	29,751	128,373	195,504	227,899	278,121	280,523
2000	54,815	111,223	136,657	236,320	308,563
2001	26,416	120,539	136,132	141,025
2002	31,960	111,492	150,381
2003	42,103	204,609
2004	67,531

Reported Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	1,562,463	2,092,567	2,535,155	2,968,840	3,423,223	3,852,061	4,130,974	4,226,436	4,547,594	4,780,796
1995	75,271	138,076	168,420	184,432	215,052	253,615	264,683	256,248	261,841	256,922
1996	49,093	87,594	127,593	160,703	201,209	225,924	245,956	246,359	250,854
1997	51,422	131,229	171,376	187,420	221,453	233,564	219,432	241,364
1998	43,311	116,462	187,325	248,617	238,783	240,127	245,100
1999	64,339	178,046	251,393	294,813	317,345	348,681
2000	87,674	198,297	301,701	351,784	399,432
2001	67,092	204,533	254,139	327,586
2002	85,013	143,747	327,657
2003	76,795	293,908
2004	173,149

Net Earned Premium

Accident Year	NEP
1995	632,061
1996	612,687
1997	534,235
1998	473,156
1999	467,414
2000	389,906
2001	307,359
2002	692,220
2003	1,272,178
2004	1,557,941

NA GL

ACE Limited 2004 Global Loss Triangles Insurance North American Other Casualty As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	0	533,224	913,831	1,147,145	1,382,722	1,519,158	1,649,408	1,753,318	1,824,162	1,817,158
1995	213,795	425,704	514,518	579,937	603,454	623,158	636,231	643,150	645,716	651,046
1996	265,380	515,730	603,538	655,034	686,938	713,885	722,781	728,364	729,945
1997	192,581	334,286	402,049	438,554	462,987	476,200	492,325	501,472
1998	221,004	384,190	475,275	536,587	573,086	595,824	600,393
1999	170,153	281,358	352,230	397,033	424,236	448,673
2000	206,932	345,811	386,404	423,935	466,658
2001	100,954	196,661	249,648	277,455
2002	107,727	178,663	219,575
2003	122,164	181,490
2004	136,816

Reported Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	1,195,585	1,386,886	1,520,786	1,568,524	1,754,732	1,861,010	1,968,063	2,148,446	2,130,362	2,388,429
1995	430,676	560,818	599,251	634,495	634,014	638,157	641,056	651,382	653,421	655,220
1996	479,842	627,543	696,402	706,834	717,953	732,486	732,975	737,775	736,901
1997	336,590	425,986	474,054	492,136	502,304	511,487	522,330	529,765
1998	424,239	535,121	586,906	614,882	628,312	643,863	642,351
1999	309,653	370,661	409,171	445,751	456,596	487,059
2000	322,566	405,289	417,440	454,880	471,953
2001	153,867	241,054	288,432	316,616
2002	186,298	243,031	258,946
2003	190,667	223,308
2004	226,488

Net Earned Premium

Accident Year	NEP
1995	991,968
1996	905,631
1997	749,668
1998	621,196
1999	573,303
2000	477,137
2001	409,414
2002	549,858
2003	666,567
2004	582,699

NA Other Cas

ACE Limited 2004 Global Loss Triangles Insurance North American Non-Casualty As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle
	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	0	91,010	126,103	154,856	152,003	166,681	168,647	171,947	176,642	180,815
1995	142,861	233,173	247,504	260,069	265,709	266,570	268,528	268,005	274,047	273,955
1996	141,177	223,297	243,966	259,150	257,703	258,976	260,869	262,363	262,400
1997	132,772	207,919	239,115	241,368	246,191	253,664	253,911	253,854
1998	195,179	320,804	345,873	355,504	359,673	363,474	362,651
1999	181,219	260,443	276,591	284,839	288,134	291,750
2000	263,407	377,650	385,761	393,274	392,855
2001	203,353	274,329	267,642	290,965
2002	300,325	398,959	471,275
2003	381,571	505,290
2004	402,107

Reported Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	142,378	198,924	193,906	233,982	235,496	239,067	245,650	180,496	201,869	208,134
1995	205,516	241,123	253,330	263,901	266,683	267,063	272,026	268,837	274,305	274,517
1996	271,334	269,817	274,311	278,709	275,114	268,597	269,644	270,513	270,531
1997	220,517	252,689	260,495	251,069	250,433	252,916	252,833	252,630
1998	340,379	347,466	352,639	356,434	362,515	365,842	364,714
1999	238,012	307,602	292,092	299,164	292,283	302,598
2000	396,065	435,497	435,220	423,740	408,262
2001	212,241	306,564	295,381	322,006
2002	329,295	407,769	477,040
2003	469,553	583,543
2004	591,736

Net Earned Premium

Accident Year	NEP
1995	434,215
1996	510,800
1997	530,090
1998	535,981
1999	517,344
2000	668,816
2001	618,312
2002	809,043
2003	1,080,725
2004	1,606,098

NA NCas

ACE Limited 2004 Global Loss Triangles Highlights - Insurance Overseas General Segment

Insurance Overseas General Segment

The Insurance Overseas General segment includes business written by ACE International and ACE Global Markets (AGM). ACE International has four regions, with the majority of the business located in Europe. AGM business is written in the Lloyd’s market and is mostly US business. An important reserving consideration is that, in accordance with standard London Market practice, ACE analyzes its AGM business on a gross underwriting year basis rather than an accident year basis. In order to provide net data on an accident year basis it has been necessary to make a number of assumptions. As noted elsewhere, for the purposes of conducting a reserve analysis, reliance on any purely mechanical methods may produce artificially high or low estimates, and some degree of judgment should be used in selecting factors and in the selection of an overall development pattern.

At the previous release we excluded a number of AGM classes from this segment due to complications involved with extracting the historical data in the required format. Since that time we have been able to remedy these issues and extract data for the following classes within AGM - Personal Accident, Energy, Property and Casualty for accident years 1996 and prior.

At the previous release, the starting point for ACE International was active business. For completeness and consistency with other segments, we have included some discontinued lines and small countries at this release.

We have compiled the triangles in original currency and then converted to $US at December 2004 exchange rates for all historical data. This approach removes the impact of currency fluctuations from historical development trends.

Insurance Overseas General – Casualty

The majority of the exposures consist of General Liability and Professional Liability from both ACE International and AGM. As noted in the Insurance North American discussion, there was a hardening of the Professional Liability market in the last four years, and any analysis should reflect these changes in price adequacy. Also included in this triangle are relatively smaller amounts of Auto Liability, Employers Liability, Marine, Aviation, and Political Risk.

The strong growth in recent years has been accompanied by a shift in mix, with Professional Lines and European business being areas of stronger growth. An appropriate valuation basis should reflect the impact of these changes on loss development factors.

Insurance Overseas General – Non-Casualty

These triangles consist entirely of Property and Energy losses. The addition of AGM data this year has increased the premium volume in this segment by around 70%, without altering the loss trends significantly.

Insurance Overseas General – Personal Accident

This is mostly traditional accident business with no health insurance component. In recent years over 95% of this business has been written by ACE International, up from 85-90% in the late 1990s. Although relatively small, the inclusion of the AGM data means we now have a complete set of data.

Highlights OG

ACE Limited 2004 Global Loss Triangles Insurance Overseas General Casualty As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	0	147,440	259,108	347,361	407,464	451,431	477,031	500,737	520,440	530,964
1995	225,448	376,123	451,593	501,847	543,081	574,644	591,320	597,889	602,307	604,103
1996	258,236	431,328	503,353	571,375	616,070	646,391	674,056	687,227	689,555
1997	237,194	403,452	474,471	524,860	577,461	622,293	636,540	640,837
1998	267,583	429,636	503,412	571,086	612,195	641,400	657,422
1999	247,455	418,655	502,633	556,756	603,663	630,435
2000	286,982	532,253	672,096	760,866	842,106
2001	230,275	452,833	571,227	698,287
2002	197,397	395,823	515,833
2003	171,413	327,562
2004	163,356

Reported Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	369,044	470,637	530,297	540,949	562,417	573,125	601,232	590,253	602,186	597,185
1995	378,485	525,193	563,597	594,115	620,732	633,849	635,916	629,117	627,871	625,363
1996	423,517	583,312	639,217	678,921	698,898	720,105	716,360	729,177	725,364
1997	390,248	555,037	599,130	637,305	671,434	686,896	699,256	697,369
1998	432,278	582,168	643,481	694,653	718,947	721,639	721,162
1999	403,736	576,346	645,004	678,123	704,850	713,182
2000	457,887	740,615	890,320	971,402	1,055,388
2001	436,494	686,402	830,381	943,117
2002	387,628	620,851	755,227
2003	344,084	506,646
2004	366,852

Net Earned Premium

Accident Year	NEP
1995	1,466,517
1996	1,464,992
1997	1,231,022
1998	1,117,254
1999	1,058,861
2000	1,165,561
2001	1,302,952
2002	1,504,868
2003	1,730,062
2004	1,942,247

OG Cas

ACE Limited 2004 Global Loss Triangles Insurance Overseas General Non-Casualty As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	0	61,186	95,174	110,457	114,269	115,420	117,896	115,158	117,849	117,841
1995	160,147	306,824	350,821	365,332	367,197	367,767	376,078	374,254	375,693	376,635
1996	152,822	283,812	316,462	326,702	329,550	334,639	338,140	337,458	336,541
1997	175,155	333,391	380,981	407,366	420,929	436,135	441,275	448,413
1998	230,976	430,072	490,259	519,533	540,836	541,742	541,784
1999	190,667	419,564	508,132	551,228	557,922	561,713
2000	206,173	458,529	571,582	604,378	612,234
2001	160,932	407,307	479,533	501,440
2002	169,068	359,562	435,424
2003	139,992	369,593
2004	213,561

Reported Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	151,363	151,077	144,302	147,016	140,870	135,539	134,257	129,275	128,065	128,268
1995	331,500	386,200	388,132	388,149	385,671	379,656	382,596	379,278	379,043	379,520
1996	299,479	342,181	346,857	346,532	345,609	348,388	346,761	344,804	341,891
1997	365,016	417,116	441,884	447,544	456,793	460,241	463,123	462,679
1998	443,762	550,130	558,958	560,210	556,954	558,183	556,590
1999	424,636	578,663	580,660	578,607	575,710	581,525
2000	516,000	637,526	649,406	651,020	648,841
2001	468,907	539,499	529,684	526,466
2002	382,004	480,598	482,756
2003	398,135	502,053
2004	508,253

Net Earned Premium

Accident Year	NEP
1995	834,455
1996	781,624
1997	753,807
1998	703,657
1999	633,674
2000	600,526
2001	671,358
2002	892,063
2003	1,264,121
2004	1,402,308

OG NCas

ACE Limited 2004 Global Loss Triangles Insurance Overseas General Personal Accident As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	0	46,242	66,933	78,295	83,447	89,682	94,250	95,594	98,454	97,959
1995	94,732	166,554	189,853	199,173	203,762	205,175	207,878	208,602	209,444	210,187
1996	93,047	163,492	182,941	191,411	194,713	197,819	199,836	200,521	201,403
1997	98,171	173,996	204,500	213,813	220,825	224,601	225,272	226,416
1998	124,705	216,922	247,734	263,334	267,277	269,874	272,792
1999	111,195	205,485	236,355	247,660	255,116	259,962
2000	126,537	240,473	283,136	299,527	308,522
2001	113,841	228,290	270,530	296,137
2002	121,214	227,768	278,818
2003	128,214	248,155
2004	131,523

Reported Loss + Paid ALAE Triangle

	Age in months
Accident Year	12	24	36	48	60	72	84	96	108	120
Prior	63,907	88,705	97,357	99,124	101,640	101,801	101,937	102,172	102,926	103,133
1995	143,471	197,136	206,880	211,038	211,090	211,657	212,842	213,171	213,007	214,108
1996	135,029	190,324	201,375	203,023	203,069	204,832	205,103	205,673	205,328
1997	150,616	205,187	224,378	227,037	230,145	230,888	231,487	231,316
1998	178,883	249,814	270,133	275,715	276,269	278,784	279,946
1999	165,306	242,106	261,182	267,671	270,440	273,777
2000	176,751	289,146	312,159	324,207	330,263
2001	186,416	273,941	309,804	328,778
2002	191,727	302,802	321,887
2003	217,203	309,778
2004	208,097

Net Earned Premium

Accident Year	NEP
1995	513,517
1996	529,491
1997	636,823
1998	604,179
1999	631,965
2000	617,963
2001	665,534
2002	773,713
2003	872,676
2004	986,983

OG PA

ACE Limited 2004 Global Loss Triangles Highlights - Global Re Segment

Global Re Segment

The Global Re segment contains the business written by Tempest USA, Tempest Bermuda, and Tempest Europe. Tempest USA writes a North American treaty reinsurance book covering nearly all lines and is sourced through reinsurance brokers. Tempest Bermuda was founded in 1993 and writes catastrophe reinsurance, primarily Property coverages. Tempest Europe writes a worldwide portfolio of Marine, Aviation, Property and Casualty business.

Unlike the rest of the triangles, the data for Global Re is presented on a treaty year basis, not on an accident year basis. A feature of treaty year data is that individual treaties can incept at any time during a given treaty year. Therefore a full treaty year can typically take up to 36 months to fully earn, and possibly longer if the year contains multi-year contracts. Since reserves should only be established for the earned portion of each treaty year, care should be taken not to fully develop the more recent treaty years without excluding the unearned portion of that treaty year.

Global Re Property (previously Non-Casualty)

Prior to policy year 2001, all of the loss experience relates to Tempest Bermuda and is therefore all Property Catastrophe related. In the policy years subsequent to 2001, the Property Per Risk and Energy books have grown substantially. However Property Catastrophe business still makes up the majority of the portfolio on all treaty years.

Global Re Non-Property (previously Casualty)

This portfolio consists of a wide range of business including General Casualty, Auto, Professional Liability, Medical Malpractice, Credit, Aviation and Marine.

Given the short history of Global Re in Casualty lines of business, there are only five treaty years of loss and ALAE experience to date, and given the long-tail nature of the business, it is difficult to perform any meaningful analysis, especially with loss development methods. Compounding this limitation is the fact that this portfolio grew rapidly in its first few years and therefore the loss development experience emerging from the initial treaty years is not necessarily a good guide for the later years. Other methods, such as a pure Expected Loss Ratio or Bornhuetter-Ferguson, may be more appropriate. A readily available source for loss development factors would be the Reinsurance Association of America (RAA).

Highlights GR

ACE Limited 2004 Global Loss Triangles Global Re Property As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle

	Age in months
Treaty Year	12	24	36	48	60	72	84	96	108	120
Prior	0	11,878	15,831	19,728	21,627	21,669	22,129	22,480	23,922	25,041
1995	18,143	50,333	60,549	68,505	70,235	70,792	71,253	71,255	71,288	71,322
1996	15,181	24,816	25,336	25,681	25,677	25,871	25,880	25,878	28,695
1997	6,022	10,947	14,006	17,689	17,972	18,003	17,940	17,919
1998	26,108	70,361	92,174	93,105	93,212	91,368	91,355
1999	22,022	55,439	49,489	51,385	51,593	51,371
2000	8,966	34,228	47,308	51,729	51,727
2001	26,908	41,329	55,897	68,583
2002	26,844	76,229	116,288
2003	30,370	68,217
2004	164,591

Reported Loss + Paid ALAE Triangle

	Age in months
Treaty Year	12	24	36	48	60	72	84	96	108	120
Prior	16,763	19,770	20,691	23,315	23,559	23,512	23,625	22,973	24,488	25,466
1995	59,822	61,479	65,569	70,316	71,093	71,096	71,417	71,367	71,342	71,323
1996	25,170	26,335	25,894	25,969	25,807	25,992	26,105	26,014	28,738
1997	11,311	15,676	18,726	18,974	19,063	18,705	18,673	18,507
1998	34,201	87,823	96,003	95,470	92,666	92,080	91,882
1999	25,639	52,486	53,833	52,052	51,740	51,490
2000	15,767	53,646	53,228	51,063	55,199
2001	46,561	49,573	57,130	68,475
2002	73,884	118,083	139,463
2003	56,526	103,810
2004	244,972

Net Earned Premium

Treaty Year	NEP
1995	162,156
1996	127,166
1997	118,784
1998	156,995
1999	152,699
2000	231,263
2001	356,934
2002	585,541
2003	624,871
2004	384,444

GR Prop

ACE Limited 2004 Global Loss Triangles Global Re Non-Property As of 12/31/04 In $US thousands

Paid Loss + Paid ALAE Triangle
	Age in months
Treaty Year	12	24	36	48	60	72	84	96	108	120
Prior	0	0	0	0	0	0	0	0	0	0
1995	0	0	0	0	0	0	0	0	0	0
1996	0	0	0	0	0	0	0	0	0
1997	0	0	0	0	0	0	0	0
1998	0	0	0	0	0	0	0
1999	0	0	0	0	0	0
2000	946	4,895	10,425	13,762	21,479
2001	262	8,561	22,457	34,358
2002	1,555	14,976	41,423
2003	4,268	37,816
2004	10,522

Reported Loss + Paid ALAE Triangle

	Age in months
Treaty Year	12	24	36	48	60	72	84	96	108	120
Prior	0	0	0	0	0	0	0	0	0	0
1995	0	0	0	0	0	0	0	0	0	0
1996	0	0	0	0	0	0	0	0	0
1997	0	0	0	0	0	0	0	0
1998	0	0	0	0	0	0	0
1999	0	0	0	0	0	0
2000	1,669	10,779	16,659	20,027	31,229
2001	6,196	20,730	36,689	58,459
2002	9,627	37,260	106,451
2003	19,543	108,698
2004	37,604

Net Earned Premium

Treaty Year	NEP
1995	0
1996	0
1997	0
1998	0
1999	0
2000	32,858
2001	147,294
2002	414,375
2003	624,018
2004	304,189

GR NProp

ACE Limited 2004 Global Loss Triangles Selected Excerpts based upon ACE’s 2004 10-K/A Disclosure

As an insurance and reinsurance company, we are required, under GAAP, to establish loss reserves for the estimated unpaid portion of the ultimate liability for losses and loss expenses under the terms of our policies and agreements with our insured and reinsured customers. These reserves include estimates for both claims that have been reported and those that have been incurred but not reported (IBNR), and include estimates of expenses associated with processing and settling these claims. At December 31 2004, the unpaid losses and loss expense reserve was $31.5 billion. We do not discount our loss reserves, except for net loss and loss expense reserves of $157 million representing structured settlements for which the timing and amount of future claim payments are reliably determinable.

The process of establishing reserves for property and casualty claims can be complex and is subject to considerable variability as it requires the use of informed estimates and judgments. These estimates and judgments are based on numerous factors, and may be revised as additional experience and other data become available and are reviewed, as new or improved methodologies are developed or as current laws change. We have actuarial staff in each of our operating segments who analyze insurance reserves and regularly evaluate the levels of loss reserves, taking into consideration factors that may impact the ultimate loss reserves. The potential for variation in loss reserves is impacted by numerous factors, which we explain below.

We estimate loss reserves for all of the insurance and reinsurance business that we write. In most cases, we do not have all the necessary information to determine the ultimate settlement value for a claim at the time we are required to accrue for the loss. As a result, historical experience and other statistical information are used to estimate the ultimate cost of the loss, depending on the type of business. To determine carried reserves for a particular line of business, we may perform one or more reserving methods to estimate ultimate losses and loss expenses and use the results to select a single point estimate. These methods may include, but are not necessarily limited to, extrapolations of our historical reported and paid loss data, application of industry loss development patterns to our reported or paid losses, expected loss ratios developed by management, or historical industry loss ratios.

Underlying judgments and assumptions that may be incorporated into these actuarial methods include, but are not necessarily limited to, adjustments to historical data used in models to exclude aberrations in claims data such as catastrophes that are typically analyzed separately, application of tail factors used to project ultimate claims from historical loss experience when there are several data points to use, adjustments to actuarial models and related data for known business changes, such as changes in claims covered under insurance contracts, and the effect of recent or pending litigation on future claim settlements.

The process of determining a single best estimate by product, when more than one estimate is developed in the course of the actuarial review, may be performed in several ways. However, the objective of such process, which is consistently applied to all product lines, is to determine a single best estimate that we believe represents a better estimate than any other. Such estimate is viewed to support the most likely outcome of ultimate loss settlements and is determined based on several factors, including but not limited to, the extent of historical data and reliance on such data within the underlying reserve methodology, historical accuracy of loss estimates compared with actual loss experience for the product line or comparable product lines, and nature and extent of underlying assumptions.

The actuaries’ evaluation process to determine a best estimate involves collaboration with underwriting, claims and finance departments and culminates with the input of reserve committees. Each reserve committee includes the participation of the business unit’s actuary, financial management and executive management and has the responsibility for finalizing and approving the point estimate to be used as our best estimate. Reserves are further reviewed by ACE’s Chief Actuary and senior management.

10-K (1)

ACE Limited 2004 Global Loss Triangles Selected Excerpts based upon ACE’s 2004 10-K/A Disclosure

The following is a discussion of specific reserving considerations by type of claim:

Short-Tail Business, such as Property Coverages

Short-tail business describes lines of business for which losses are usually known and paid shortly after the loss actually occurs. This would include, for example, most property, personal accident, aviation hull and automobile physical damage policies that are written. Typically, there is less variability in reserve estimates for these lines of business.

Long-Tail Business, such as Casualty Coverages

Long-tail business describes lines of business for which specific losses may not be known for some period and losses take much longer to emerge. This includes most casualty lines such as general liability, directors and officers liability (D&O) and workers’ compensation. There are many factors contributing to the uncertainty and volatility of long-tail business. Among these are:

•	Given the recent expansion of this business, historical experience is often too immature to place reliance upon for reserving purposes. Instead, particularly for newer lines of business, reserve methods are based on industry loss ratios or development patterns that reflect the nature and coverage of the underwritten business and its future development. For new or growing lines of business, actual loss experience is apt to differ from industry loss statistics that are based on averages as well as loss experience of previous underwriting years;

•	The inherent uncertainty of the length of paid and reporting development patterns; •

•	The possibility of future litigation, legislative or judicial change that might impact future loss experience relative to prior loss experience relied upon in loss reserve analyses;

•	Loss reserve analyses typically require loss or other data be grouped by common characteristics in some manner. If data from two combined lines of business exhibit different characteristics, such as loss payment patterns, the credibility of the reserve estimate could be affected. Because casualty lines of business can have various intricacies in their underlying coverage, there is an inherent risk as to the homogeneity of the underlying data used in performing reserve analyses.

The interested reader is referred to ACE’s 2004 Form 10-K/A for additional information on the reserving process.

10-K (2)

ACE Limited 2004 Global Loss Triangles Glossary

Accident year (AY): Relates to all losses occurring within a given twelve-month period, regardless of when the loss was reported or booked.

Bornhuetter-Ferguson method: Estimates unpaid (unreported) losses for a given accident/treaty year based on an expected ultimate and the percentage of losses currently unpaid (unreported).

Claims made basis: An insurance form where the date the loss is reported to the insurer is deemed to be the date of the loss event, regardless of when the loss occurred.

Integrated occurrence: Two or more separate occurrences defined in a policy as a single occurrence. For example, a number of individual lawsuits arising over several years from a single faulty product might be defined as one occurrence under policy language.

Occurrence basis: An insurance form where the date the loss occurred is deemed to be the date of the loss event, regardless of when the claim is reported to the insurer.

Retroactive reinsurance: An arrangement whereby a reinsurer assumes liability incurred as a result of past events (i.e. a loss portfolio transfer).

Treaty year (TY): Relates to all losses associated with policies that incepted within a given twelve-month period.

Year of Account (YOA) : Terminology specific to Lloyd’s business; the year to which an individual risk is allocated based on the calendar year in which it was first signed.

Glossary

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